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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


           FEBRUARY 11, 2000                              0-29768
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Date of Report (Date of earliest event             Commission File Number
          reported)

                                24/7 MEDIA, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                      13-3995672
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(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)



                                 1250 Broadway
                            New York, New York 10001
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               (Address of Principal Executive Offices) (Zip Code)


                                 (212)231-7100
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              (Registrant's telephone number, including area code)




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

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

       On February 15, 2000, 24/7 Media, Inc. (the "24/7 Media" or "we") announced the acquisition of AwardTrack, Inc. ("AwardTrack"), a privately-held California Corporation for approximately $70 million. AwardTrack offers a private label loyalty customer relationship management program that enables Web retailers and content sites to issue points to Web users as a reward for making purchases, completing surveys or investigating promotions. On February 11, 2000, we acquired all of the issued and outstanding shares of capital stock of AwardTrack in a merger transaction whereby a subsidiary of 24/7 Media was merged with and into AwardTrack. 24/7 Media also assumed all of the outstanding stock options of AwardTrack under our stock incentive plan.

       Pursuant to the Agreement and Plan of Merger dated February 2, 2000 by and among 24/7 Media, Inc., 24/7 Awards Holding Corp., AwardTrack, Inc., MemberWorks Incorporated, Brian Anderson, National Discount Brokers Group, Inc., Jeffrey Newhouse, John Watson, Gregory Hassett, Randy Moore and Jack Daley: (i) in exchange for all of the outstanding common and preferred shares of AwardTrack, 24/7 Media exchanged approximately 1.1 million shares of its common stock, par value $.01 per share (the "24/7 Common Stock"), and (ii) 24/7 Media assumed all of the outstanding stock options of AwardTrack and reserved approximately 89,000 shares of common stock to cover the exercise thereof. In connection with the merger, 24/7 Media also incurred transaction costs of approximately $800,000. The merger will be accounted for as a purchase business combination.

       The consideration payable by 24/7 Media was determined as a result of negotiation by and between 24/7 Media and AwardTrack. The number of shares of 24/7 Media Common Stock issued to the holders of AwardTrack common stock was determined based on an exchange rate of 0.0413315 shares of 24/7 Common Stock for each share of AwardTrack common stock. The number of shares of 24/7 Media Common Stock issued to the holders of AwardTrack preferred stock was determined based on an exchange rate of
       0.4695633 shares of 24/7 Common Stock for each share of AwardTrack common stock. The number of options of 24/7 Media issued to the holders of AwardTrack stock options was determined based on an exchange rate of
       0.0413315 24/7 stock options for each stock option of AwardTrack. The net assets of AwardTrack acquired by 24/7 Media as a result of the merger transaction consisted of equipment and other operating assets and certain intangibles. These assets are used in connection with the operation of AwardTrack's incentive loyalty program services. 24/7 Media intends to operate the business and use the assets as previously operated and used by AwardTrack, provided that changing business conditions or strategic plans may lead to changes in AwardTrack's operations in the future.

       The Agreement and Plan of Merger dated February 2, 2000 by and among 24/7 Media, Inc., 24/7 Awards Holding Corp., AwardTrack, Inc., MemberWorks Incorporated, Brian Anderson, National Discount Brokers Group, Inc., Jeffrey Newhouse, John Watson, Gregory Hassett, Randy Moore and Jack Daley is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

       The press  release,  dated February 15, 2000 is filed herewith as Exhibit
       99.1 and is incorporated herein by reference.


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

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a) The audited financial statements of AwardTrack, Inc. required by this Form 8-K will be filed by amendment not later than April 27, 2000.

        (b) The pro forma unaudited financial statements of AwardTrack, Inc. required by this Form 8-K will be filed by amendment not later than April 27, 2000.

        (c)    EXHIBITS.

               2.1 Agreement and Plan of Merger, dated February 2, 2000, between 24/7 Media, Inc., 24/7 Awards Holding Corp., AwardTrack, Inc., MemberWorks Incorporated, Brian Anderson, National Discount Brokers Group, Inc., Jeffrey Newhouse, John Watson, Gregory Hassett, Randy Moore and Jack Daley

               99.1   Press   Release   dated   February   15,  2000   regarding
                      AwardTrack, Inc.


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

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                24/7 MEDIA, INC.



Date: February 25, 2000         By: /s/ MARK E. MORAN
                                ------------------------------
                               	Name:  Mark E. Moran
                               	Title: Senior Vice President and General Counsel


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

                                  EXHIBIT INDEX
                                  -------------

EXHIBIT NUMBER        DESCRIPTION

               2.1 Agreement and Plan of Merger, dated February 2, 2000, between 24/7 Media, Inc., 24/7 Awards Holding Corp., AwardTrack, Inc., MemberWorks Incorporated, Brian Anderson, National Discount Brokers Group, Inc., Jeffrey Newhouse, John Watson, Gregory Hassett, Randy Moore and Jack Daley

               99.1   Press   Release   dated   February   15,  2000   regarding
                      AwardTrack, Inc.


                                       5